REDCATS GROUP TO ACQUIRE UNITED RETAIL GROUP
FOR $13.70 PER SHARE IN CASH

Rochelle Park, New Jersey, and New York, New York - September 11, 2007 - United Retail Group, Inc. (NASDAQ: “URGI”), a specialty retailer of large-size women’s fashion apparel, and Redcats USA, Inc., a subsidiary of Redcats Group, a leading home shopping marketer of apparel and home products, today announced that they entered into definitive agreement for Redcats USA to acquire United Retail Group.

Under the terms of the agreement, Redcats USA will commence a tender offer to purchase all of the outstanding shares of United Retail Group for $13.70 per share in cash, which is an aggregate equity value of $198.9 million.  The offer represents a 23% premium to the 90-day average of United Retail Group’s share price, and a 82% premium to the closing price on September 10, 2007.

The acquisition has been unanimously approved by the Boards of Directors of both companies.  The Board of Directors of United Retail Group has unanimously recommended that shareholders of United Retail Group’s common stock accept the offer.  Mr. Raphael Benaroya, United Retail Group’s Chairman, President and Chief Executive Officer, has also signed an agreement by which he will tender all of his shares to Redcats USA into the tender offer.

Mr. Benaroya said, “We are very pleased to have entered into this merger agreement with Redcats USA.   We believe that the combination of our two businesses will create a formidable entity in specialty retail.  Our Board of Directors and management team fully support the transaction and believe that it delivers a high level of shareholder return that is commensurate with our solid business concept and growth strategy.  Moreover, the transaction provides a great growth opportunity for our associates.”

Thierry Falque-Pierrotin, Redcats Group Chairman and CEO commented: “This acquisition will strengthen Redcats USA’s position in the growing women’s plus size apparel market. United Retail is complementary to Redcats USA in terms of target customer, and its national retail store base will be additive to our leading positions in the catalog and e-commerce channels.  The combination will create a multi-channel market leader.”

Eric Faintreny, Chief Executive Officer of Redcats USA stated, “United Retail has a very strong brand in the AVENUE® retail chain and a team of experienced and talented associates.  The integration of Avenue into our portfolio of high-growth retail brands strengthens and diversifies our business and promises to create strong expansion opportunities.  We look forward to working with Raphael Benaroya and his team to further grow and strengthen this already successful brand in the U.S. market across all our channels.”

Redcats USA is expected to launch the tender offer shortly, and the merger is expected to close by the end of 2007, subject to customary closing conditions.  The offer is not subject to or conditioned upon financing arrangements.  Following the completion of the acquisition, Raphael Benaroya, United Retail Group’s Chairman, President and Chief Executive Officer, and George

R. Remeta, United Retail Group’s Vice Chairman and Chief Administrative Officer, will remain with the Company for a transition period of at least one year.

Bear, Stearns & Co. Inc. acted as financial advisor to United Retail Group and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal counsel.  Peter J. Solomon Company acted as financial advisor to Redcats USA and Wachtell, Lipton, Rosen & Katz acted as legal counsel.

About United Retail Group, Inc.
United Retail Group, Inc. is a specialty retailer of large-size women’s fashion apparel, footwear and accessories featuring AVENUE® brand merchandise.  The Company operates 483 AVENUE® stores with 2,132,000 square feet of selling space, as well as the AVENUE.COM® website at www.avenue.com.

About Redcats Group and Redcats USA
Redcats USA is a leading catalog and online marketer of apparel and home products, operating in North America. Its primary brands are Chadwick’s®, Roaman’s®, Jessica London®, KingSize® and BrylaneHome®.  Redcats USA is a wholly owned subsidiary of the Redcats Group, the world’s third largest catalog and online group in apparel and home products operating in 28 countries, through 17 brands with a staff of 20,000 associates and a turnover of 4.33 billion euros in 2006. Redcats Group is a member of the PPR group of companies.  The shares of PPR S.A. are listed on Euronext Paris (# 121485, PRTP.PA, PPFP). For more information, please visit www.ppr.com.

Important Information

The tender offer described herein has not commenced.  This announcement and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of United Retail Group.  At the time the tender offer is commenced, a wholly owned subsidiary of Redcats USA, Inc. intends to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer, and United Retail Group intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.  Redcats USA, Inc.'s wholly-owned subsidiary and United Retail Group intend to mail documents to the stockholders of United Retail Group.  These documents will contain important information about the tender offer that should be read carefully before any decision is made with respect to the tender offer.

Stockholders of United Retail Group will be able to obtain a free copy of these documents (when they become available) and other documents filed by United Retail Group or Redcats USA, Inc. with the Securities and Exchange Commission (the "SEC") at the website maintained by the SEC at www.sec.gov.

In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from United Retail Group by contacting United Retail Group at 365 West Passaic Street, Rochelle Park, New Jersey 07662, attention: Investor Relations.

Cautionary statement regarding forward-looking statements

The above portion of this release contains certain brief forward-looking statements concerning United Retail Group's operations and performance.

United Retail Group cautions that any forward-looking statements are summary in nature, involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond United Retail Group's control. Accordingly, United Retail Group's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The following factors, among others, could affect United Retail Group's actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this release or otherwise made by management: threats of terrorism; war risk; shifts in consumer spending patterns, consumer preferences and overall economic conditions; the impact of competition and pricing; variations in weather patterns; fluctuations in consumer acceptance of United Retail Group's products; changes in the ability to develop new merchandise; store lease expirations; increases in interest rates; the ability to retain, hire and train key personnel; risks associated with the ability of United Retail Group's manufacturers to deliver products in a timely manner; political instability and other risks associated with foreign sources of production; increases in fuel costs; the timing and completion of an all cash tender offer for the outstanding shares of United Retail Group; the ability to complete the tender offer and subsequent merger on the terms contemplated; and the anticipated impact of the acquisition on United Retail Group's operations and financial results.

The reports filed by United Retail Group with the SEC, including United Retail Group's report on Form 10-Q for the fiscal quarter ended August 4, 2007, United Retail Group's report on Form 10-Q for the fiscal quarter ended May 5, 2007 and United Retail Group's report on Form 10-K for the fiscal year ended February 3, 2007 contain additional information on these and other factors that could affect United Retail Group's operations and performance.

United Retail Group does not intend to update the forward-looking statements contained in the above portion of this release, which should not be relied upon as current after today's date.

Contact:	George R. Remeta	Investor Relations:
	Vice Chairman and Chief Administrative Officer	Cara O’Brien/Leigh Parrish Press: Melissa Merrill
	United Retail Group, Inc.	Financial Dynamics
	(201) 909-2110	(212) 850-5600

Redcats Group:
Vinciane Beurlet + 33 1 56 92 98 18
Vice President, Corporate Communications